ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the “Agreement”), effective as of the 2nd day of April, 2007, is by and between Worldwide Associates, Inc., a Washington, D.C. corporation having offices at 1005 N. Glebe Road, Suite 110, Arlington, VA 22201 (hereinafter referred to as “ADVISOR”); and Conforce International, Inc., a Delaware corporation having offices at 30600 584 Hazelhurst Drive, Mississauga, Ontario L4L 3B7 (hereinafter referred to as “CONFORCE”).

WITNESSETH:

WHEREAS, ADVISOR, has valuable knowledge and experience in advising companies with regard to general corporate strategy, new business development, potential acquisitions or partnerships, and financial strategies;

WHEREAS, CONFORCE desires that it be able to call upon the knowledge and experience of ADVISOR (to include the personal services of Alexander M. Haig, Jr. and Alexander P. Haig) for consultation services and advice and to have ADVISOR assist in business development;

WHEREAS, ADVISOR is willing to render such services to CONFORCE and to serve on the terms and conditions hereinafter set forth in this Agreement;

NOW, THEREFOR, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

ARTICLE I – TERM OF AGREEMENT

This Agreement shall be in effect for a period of one year, unless terminated earlier by either party upon 90 days written notice to the other party (the “Advisory Term”).  The Advisory Term shall be renewable upon mutual agreement of the parties for additional one-year periods.

ARTICLE II – ADVISORY FUNCTION

ADVISOR agrees to be available during the Advisory Term and any renewals thereof upon reasonable request by CONFORCE, to advise CONFORCE with respect to CONFORCE’s marketing, business development and establishment of business relationships.  During the Advisory Term and any renewal periods, ADVISOR shall report directly to the Chairman of the Board and CEO of CONFORCE or such other senior officer of CONFORCE as shall be designated by the CEO of CONFORCE.

ADVISOR shall undertake, on a best-efforts basis, to provide such consultative and advisory services as CONFORCE shall reasonably request in connection with CONFORCE’s business.

ARTICLE III – COMPENSATION

CONFORCE agrees to compensate ADVISOR for its services by distributing to ADVISOR one percent (1%) of all gross revenues derived from transactions in which the ADVISOR’s involvement or introduction results in the sale of services or products of CONFORCE, including its EKO-FLOR flooring system.  ADVISOR’s participation in such transactions will be mutually agreed to by the parties in advance of ADVISOR providing services.  Payment of compensation earned by ADVISOR shall be made within thirty (30) days of receipt of transaction payments by CONFORCE.  In addition, ADVISOR shall receive an option to purchase common shares in CONFORCE in accordance with the terms and conditions set forth in Attachment A hereto.

ARTICLE IV – EXPENSES

Subject to pre-approval, CONFORCE will reimburse ADVISOR for any extraordinary expenses incurred by it in connection with its consulting hereunder.

ARTICLE V – CONFIDENTIALITY

ADVISOR recognizes and acknowledges that in the course of its duties it may receive confidential or proprietary information owned by CONFORCE, or other third parties with whom CONFORCE has an obligation of confidentiality.  ADVISOR agrees to keep confidential and not disclose or use (except in connection with the fulfillment of its consulting duties to CONFORCE under this Agreement) all confidential or proprietary information owned by, or received by or on behalf of, CONFORCE.  “Confidential or proprietary information” shall include, but shall not be limited to, CONFORCE’s products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information.  “Confidential or proprietary information” shall not include, however, information in the public domain, information disclosed to ADVISOR by a third party entitled to disclose it without any obligation of confidentiality, or, information already known to the ADVISOR prior to its receipt.

ARTICLE VI – INDEMNIFICATION

CONFORCE shall defend and indemnify ADVISOR in his capacity as an advisor to CONFORCE against any and all claims, judgments, damages, liabilities, costs and expenses (including reasonable attorney’s fees) arising out of, based upon or related to the ADVISOR’s performance of services hereunder, except to the extent that such claims arise out of (a) willful misfeasance, (b) bad faith, (c) gross negligence or (d) reckless disregard of the duties involved in the conduct of ADVISOR’s position.

ARTICLE VII – PUBLICITY

CONFORCE agrees that no press release, notice, announcement, or any other form of public disclosure of the terms, conditions, or disclosure of this Agreement or use of the ADVISOR’s name will be made without the prior express authorization and approval of the ADVISOR.

ARTICLE VIII – ENTIRE AGREEMENT AND SEVERABILITY

This Agreement contains the entire understanding of the parties with respect to the retention of ADVISOR by CONFORCE.  There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.  This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

In the event any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.  If any court refuses to enforce any part of this Agreement as written, the court shall modify that part to the minimum extent necessary to make it enforceable under applicable law, and shall enforce it as so modified.

ARTICLE IX – SURVIVAL

The provisions of this Agreement relating to confidentiality and compensation shall survive any termination or expiration hereof.  For a period of one year after the termination of this Agreement, in the event that CONFORCE enters into a contract with a party introduced by ADVISOR during the term of this Agreement, ADVISOR shall be entitled to the compensation set forth in Article III.

ARTICLE X – ADVISOR NOT AN EMPLOYEE

CONFORCE and ADVISOR hereby acknowledge and agree that ADVISOR shall perform the services hereunder as an independent contractor and not as an employee of CONFORCE.  ADVISOR agrees that it will file its own tax returns on the basis of its status as an independent contractor for the reporting of all income, social security, employment and other taxes due and owing on the consideration received by it under this Agreement, and that it is responsible for the payment of such taxes.  As an independent contractor, ADVISOR acknowledges, understands and agrees that it is not, and shall not represent itself to third parties as being, the agent or representative of CONFORCE nor does it have, and shall not represent itself to third parties as having, power or authority to do or take any action for or on behalf of CONFORCE, as its agent, representative or otherwise, except as specifically herein set forth.

ARTICLE XI – APPLICABLE LAW AND ARBITRATION

This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, excluding its conflict of laws principles.  In the event any claim or dispute arises out of or in connection with this Agreement, the parties agree to submit such claim or dispute to the American Arbitration Association for binding arbitration in accordance with the rules of the Association, and any judgment thereon may be entered by the prevailing party in any court of competent jurisdiction.  Arbitration shall finally be settled in the Commonwealth of Virginia before a single commercial arbitrator chosen by the parties from a roster of arbitrators maintained by the American Arbitration Association.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by proper persons thereunto duly authorized.

CONFORCE INTERNATIONAL, INC.

 _________________________
By:           Marino Kulas
Title:                      President and CEO

WORLDWIDE ASSOCIATES, INC.

_________________________                                                   ________________________
By:           Alexander M. Haig, Jr.                                   By:          Alexander P. Haig
Title:                      Chairman and President                                 Title:Managing Director